EXHIBIT (23)


               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated January 18, 1994 included in American Home Products Corporation's (the Company) Annual Report to Shareholders for the year ended December 31, 1993. Furthermore, we consent to the incorporation of our reports dated January 18, 1994 included in or made part of this Form 10-K, into the Company's previously filed Registration Statements on Form S-3 (File No. 33-45324) and on Form S-8 (File Nos. 33-24068, 33-41434,
33-50149 and 33-55456).



                                   ARTHUR ANDERSEN & CO.


New York, New York
March 23, 1994